Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Nicholas Financial, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-143245) on Form S-8 of Nicholas Financial, Inc. of our reports dated June 15, 2015, with respect to the consolidated financial statements of Nicholas Financial, Inc. and subsidiaries and the effectiveness of internal control over financial reporting, which appear in the Annual Report (Form 10-K) for the year ended March 31, 2015.

/s/ Dixon Hughes Goodman
Atlanta, Georgia
June 15, 2015